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                                                                Exhibit 10.30

                           RESTRICTED STOCK AGREEMENT


         THIS AGREEMENT is made to be effective as of November 6, 1996, by and between Borror Corporation, an Ohio corporation (the "COMPANY"), and Jon M. Donnell (the "EMPLOYEE").

                                   WITNESSETH:
                                   -----------

         WHEREAS, the Board of Directors of the COMPANY adopted the Borror Corporation Incentive Stock Plan (the "PLAN") on February 28, 1994; and

         WHEREAS, the shareholders of the COMPANY, upon the recommendation of the COMPANY'S Board of Directors, approved the PLAN on March 3, 1994; and

         WHEREAS, pursuant to the provisions of the PLAN, the Board of Directors of the COMPANY has appointed a committee (the "COMMITTEE") to administer the PLAN, and the COMMITTEE has determined that an award of 21,333 common shares, without par value, of the COMPANY (the "SHARES") should be granted to the EMPLOYEE upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises, the parties hereto make the following agreement, intending to be legally bound thereby:

         1. PLAN AS CONTROLLING. All terms and conditions of the PLAN, as it may be amended from time to time, applicable to Restricted Stock granted thereunder shall be deemed incorporated herein by reference. A copy of the PLAN as in effect on the date of this Agreement is attached hereto as Annex A. In the event that any provision in this Agreement conflicts with any term in the PLAN, the term in the PLAN shall be deemed controlling.

         2. GRANT OF SHARES OF RESTRICTED STOCK. The COMPANY hereby grants to the EMPLOYEE 21,333 SHARES. Such SHARES shall initially be unvested and, unless and until they vest as provided in Section 3, they shall be subject to forfeiture.

         3. VESTING OF SHARES. The shares shall vest in accordance with the following vesting schedule:


                  Vesting Date             Shares That Will Vest
                  ------------             ---------------------

                  August 1, 1997                      3,667
                  August 1, 1998                      3,666
                  August 1, 1999                      7,000
                  August 1, 2000                      7,000


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provided, however, that upon the occurrence of a "Change in Control," any shares which have not vested on or before the date of the "Change in Control" shall fully vest; and, provided further that if the employment of EMPLOYEE with the COMPANY is terminated for any reason, any SHARES which have not vested on or before the date of termination of employment shall be forfeited. The grant of the SHARES shall not confer upon EMPLOYEE any right to continue in the employment of the COMPANY nor limit in any way the right of the COMPANY to terminate the employment of EMPLOYEE at any time.

         4. TRANSFER RESTRICTIONS. Until the SHARES are vested, the SHARES may not be sold, assigned, transferred, pledged or otherwise encumbered. Certificates issued in respect of SHARES which are unvested shall be registered in the name of the EMPLOYEE and deposited by the EMPLOYEE, together with a stock power endorsed in blank, with the COMPANY. Upon the vesting of SHARES, such restrictions on transfer shall terminate with respect to such vested SHARES and the COMPANY shall deliver to the EMPLOYEE the certificates issued in respect of such vested SHARES.

         5. VOTING AND DIVIDEND RIGHTS. Unless and until any unvested SHARES are forfeited pursuant to Section 3, the EMPLOYEE shall have all voting rights and, subject to Section 6, all dividend rights with respect to the SHARES.

         6. ADJUSTMENTS. In the event that any dividend or other distribution (whether in the form of SHARES, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of SHARES or other securities of the COMPANY, issuance of warrants or other rights to purchase SHARES or other securities of the COMPANY, or other similar corporate transaction or event affects the SHARES such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the PLAN to the EMPLOYEE, then the COMMITTEE shall make such adjustment (as necessary). Any property (other than cash) that is distributed with respect to any unvested SHARES as a result of any such adjustment shall be deposited by the EMPLOYEE, together with a stock power endorsed in blank, with the COMPANY and shall be subject to the same conditions and restrictions (including vesting and forfeiture) imposed by this Agreement on the unvested SHARES to which the same relate.

         7. INCOME TAX ELECTION. If the EMPLOYEE makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, the EMPLOYEE shall provide to the COMPANY a copy of such election within thirty (30) days of the filing of such election with the Internal Revenue Service.

         8. SATISFACTION OF TAXES AND TAX WITHHOLDING REQUIREMENTS.The COMPANY shall be entitled and is authorized, if the COMMITTEE deems it necessary or desirable, to

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withhold (or secure payment from the EMPLOYEE in lieu of withholding) as provided in Section 10(e) of the PLAN.

         9. GOVERNING LAW. The rights and obligations of the EMPLOYEE and the COMPANY under this Agreement shall be governed by and construed in accordance with the laws of the State of Ohio (without giving effect to the conflict of laws principles thereof) in all respects, including, without limitation, matters relating to the validity, construction, interpretation, administration, effect, enforcement, and remedies provisions of the PLAN and its rules and regulations, except to the extent preempted by applicable federal law.

         10. RIGHTS AND REMEDIES CUMULATIVE. All rights and remedies of the COMPANY and of the EMPLOYEE enumerated in this Agreement shall be cumulative and, except as expressly provided otherwise in this Agreement, none shall exclude any other rights or remedies allowed by law or in equity, and each of said rights or remedies may be exercised and enforced concurrently.

         11. CAPTIONS. The captions contained in this Agreement are included only for convenience of reference and do not define, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as a part of this Agreement.

         12. SEVERABILITY. If any provision of this Agreement or the application of any provision hereof to any person or any circumstance shall be determined to be invalid or unenforceable, then such determination shall not affect any other provision of this Agreement or the application of said provision to any other person or circumstance, all of which other provisions shall remain in full force and effect, and it is the intention of each party to this Agreement that if any provision of this Agreement is susceptible of two or more constructions, one of which would render the provision enforceable and other or others of which would render the provision unenforceable, then the provision shall have the meaning which renders it enforceable.

         13. NUMBER AND GENDER. When used in this Agreement, the number and gender of each pronoun shall be construed to be such number and gender as the context, circumstances or its antecedent may require.

         14. AMENDMENT, ETC. The COMMITTEE may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, the provisions of this Agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of the EMPLOYEE shall not to that extent be effective without the consent of the EMPLOYEE.


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         15. ENTIRE AGREEMENT. This Agreement, including the PLAN as amended from time to time and incorporated by referenced herein, constitutes the entire agreement between the COMPANY and the EMPLOYEE in respect of the subject matter of this Agreement, and this Agreement supersedes all prior and contemporaneous agreements between the parties hereto in connection with the subject matter of this Agreement. No change, termination or attempted waiver of any of the provisions of this Agreement shall be binding upon any party hereto unless contained in a writing signed by the party to be charged.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed to be effective as of the date first above written.

                                                     COMPANY:

                                                     BORROR CORPORATION


                                                     By:
                                                       ------------------------
                                                     Its:
                                                       ------------------------
                                                       EMPLOYEE:

                                                     ---------------------------
                                                     Jon M. Donnell

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